Exhibit 99.2

Supplemental Information

December 31, 2012

(Unaudited)

Palm Harbor, FL

Olympia Fields, IL

San Diego, CA

SKYLINE MEDICAL PLAZA

Nashville, TN

Table of Contents

Company Information	1
Summary	2
Funds From Operations	3
Funds Available for Distribution	4
Capitalization	5
Credit Profile	6-7
Indebtedness and Ratios	8
Investments and Dispositions	9
Development	10
Owned Portfolio
Portfolio summary	12
Portfolio concentrations	13
Same property portfolio	14
Lease expirations and debt investment maturities	15
Owned Senior Housing Portfolio
Investments and operator concentration	16
Trends	17
Owned Post-Acute/Skilled Nursing Portfolio
Investments and operator concentration	18
Trends and HCR ManorCare information	19
Owned Life Science Portfolio
Investments, tenant concentration and trends	20
Selected lease expirations and leasing activity	21
Owned Medical Office Portfolio
Investments and trends	22
Leasing activity	23
Owned Hospital Portfolio
Investments and operator concentration	24
Trends	25
Investment Management Platform	26
Reporting Definitions and Reconciliations of Non-GAAP Measures	27-32

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental information which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include among other things the Company’s estimate of (i) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (ii) rentable square feet for land held for development.  These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include but are not limited to: national and local economic conditions; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investments; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to successfully integrate the operations of acquired companies; risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the post-acute/skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants from its senior housing segment to maintain or increase their occupancy levels and revenues; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors, including changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; changes in the financial position or business strategies of HCR ManorCare; the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Company Information(1)

Board of Directors

James F. Flaherty III	Michael D. McKee
Chairman and Chief Executive Officer	Chief Executive Officer
HCP, Inc.	Bentall Kennedy U.S., L.P.

Christine N. Garvey	Peter L. Rhein
Former Global Head of Corporate	Partner, Sarlot & Rhein
Real Estate Services, Deutsche Bank AG

David B. Henry	Kenneth B. Roath
Vice Chairman, President and Chief	Chairman Emeritus, HCP, Inc.
Executive Officer, Kimco Realty Corporation

Lauralee E. Martin	Joseph P. Sullivan
Chief Executive Officer, Americas and Chief Financial Officer	Chairman Emeritus of the Board of Advisors
Jones Lang LaSalle Incorporated	RAND Health

Senior Management

James F. Flaherty III	Thomas M. Klaritch
Chairman and	Executive Vice President
Chief Executive Officer	Medical Office Properties

Jonathan M. Bergschneider	James W. Mercer
Executive Vice President	Executive Vice President, General Counsel
Life Science Estates	and Corporate Secretary

Paul F. Gallagher	Timothy M. Schoen
Executive Vice President and	Executive Vice President and
Chief Investment Officer	Chief Financial Officer

Edward J. Henning	Susan M. Tate
Executive Vice President	Executive Vice President
Post-Acute and Hospitals
Thomas D. Kirby
Executive Vice President	Kendall K. Young
Acquisitions and Valuations	Executive Vice President
Senior Housing

Other Information

Corporate Headquarters	San Francisco Office
3760 Kilroy Airport Way, Suite 300	400 Oyster Point Boulevard, Suite 409
Long Beach, CA 90806-2473	South San Francisco, CA 94080-1920
(562) 733-5100

Nashville Office
3000 Meridian Boulevard, Suite 200
Franklin, TN 37067-6388

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”). The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On the Company’s internet website, www.hcpi.com, you can access, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on its website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Timothy M. Schoen, Executive Vice President and Chief Financial Officer at (562) 733-5309.

(1)    As of February 8, 2013.

1

Summary

Dollars in thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues	$508,487	$458,281	$1,900,722	$1,712,096

NOI	421,871	388,093	1,590,293	1,390,008

Adjusted (Cash) NOI	384,609	347,138	1,447,360	1,248,506

YoY SPP Adjusted (Cash) NOI % Growth	4.3%	2.2%	4.2%	4.0%

Adjusted EBITDA	$431,690	386,599	$1,627,374	$1,473,258

Diluted FFO per common share	0.71	0.37	2.72	2.19

Diluted FFO as adjusted per common share	0.72	0.67	2.78	2.69

Diluted FAD per common share	0.57	0.50	2.22	2.14

Diluted EPS	0.53	0.15	1.90	1.29

Dividends per common share	$0.50	$0.48	$2.00	$1.92

FFO as adjusted payout ratio	69%	72%	72%	71%

FAD payout ratio	88%	96%	90%	90%

Financial leverage	40%	41%	40%	41%

Adjusted fixed charge coverage	3.8x	3.4x	3.6x	3.1x

	December 31,	December 31,
Total properties:	2012	2011

Senior housing	441	314

Post-acute/skilled nursing	312	313

Life science	113	108

Medical office	273	254

Hospital	21	21

Total	1,160	1,010

Portfolio Income from Assets Under Management(1)	Assets Under Management: $21.3 billion(2)

(1)    Represents adjusted NOI from real estate owned by HCP, interest income from debt investments and HCP’s pro rata share of adjusted NOI from real estate owned by the Company’s Investment Management Platform, excluding assets under development and land held for development, for the year ended December 31, 2012.

(2)    Represents the historical cost of real estate owned by HCP, the carrying amount of debt investments and 100% of the cost of real estate owned by the Company’s Investment Management Platform, excluding assets held for sale and under development and land held for development, at December 31, 2012.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

2

Funds From Operations

Dollars and shares in thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net income applicable to common shares	$239,881	$61,996	$812,289	$515,302
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	99,373	84,348	358,245	349,922
Discontinued operations	800	3,019	8,267	7,473
DFL depreciation	3,330	2,961	12,756	8,840
Gain on sales of real estate	(28,598)	(3,107)	(31,454)	(3,107)
Gain upon consolidation of joint venture	—	—	—	(7,769)
Equity income from unconsolidated joint ventures	(11,652)	(13,952)	(54,455)	(46,750)
FFO from unconsolidated joint ventures	14,438	16,479	64,933	56,887
Noncontrolling interests’ and participating securities’ share in earnings	6,379	3,509	17,547	18,062
Noncontrolling interests’ and participating securities’ share in FFO	(6,112)	(4,675)	(21,620)	(20,953)
FFO applicable to common shares	$317,839	$150,578	$1,166,508	$877,907
Distributions on dilutive convertible units	3,631	—	13,028	6,916
Diluted FFO applicable to common shares	$321,470	$150,578	$1,179,536	$884,823

Weighted average shares used to calculate diluted FFO per share	454,992	409,730	434,328	403,864

Diluted FFO per common share	$0.71	$0.37	$2.72	$2.19

Dividends per common share	$0.50	$0.48	$2.00	$1.92

FFO payout ratio	70.4%	129.7%	73.5%	87.7%

Impact of adjustments to FFO:
Preferred stock redemption charge(1)	$—	$—	$10,432	$—
Litigation settlement charge(2)	—	125,000	—	125,000
Merger-related items(3)	5,642	—	5,642	26,596
Impairments(4)	—	—	7,878	15,400
	$5,642	$125,000	$23,952	$166,996

FFO as adjusted applicable to common shares	$323,481	$275,578	$1,190,460	$1,044,903
Distributions on dilutive convertible units and other	3,613	2,858	12,957	11,646
Diluted FFO as adjusted applicable to common shares	$327,094	$278,436	$1,203,417	$1,056,549

Weighted average shares used to calculate diluted FFO as adjusted per share	452,122	415,624	433,607	393,237

Diluted FFO as adjusted per common share	$0.72	$0.67	$2.78	$2.69

FFO as adjusted payout ratio	69.4%	71.6%	71.9%	71.4%

(1)    In connection with the redemption of the Company’s preferred stock, during the year ended December 31, 2012, the Company incurred a one-time, non-cash redemption charge of $10.4 million, or $0.02 per share, related to the original issuance costs.

(2)    The litigation settlement charge during the quarter and year ended December 31, 2011 relates to the settlement with Ventas, Inc.

(3)    The 2012 merger-related items attributable to the $1.7 billion Senior Housing Portfolio acquisition include direct transaction costs and the impact of the negative carry of prefunding the transaction with the $1.0 billion, or 22 million shares, common stock offering completed on October 19, 2012 on the calculation of weighted average shares. The 2011 merger-related items of $0.15 per share attributable to the HCR ManorCare Acquisition, which closed on April 7, 2011.

(4)    The 2012 impairment charge of $7.9 million, or $0.02 per share, relates to the sale of a land parcel in the life science segment. The impairment charge of $15.4 million, or $0.04 per share, relates to the Company’s senior secured loan to Delphis Operations, L.P. (“Delphis”).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

3

Funds Available for Distribution

Dollars and shares in thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
FFO as adjusted applicable to common shares	$323,481	$275,578	$1,190,460	$1,044,903
Amortization of above and below market lease intangibles, net(1)	(377)	(1,239)	(2,232)	(4,510)
Amortization of deferred compensation	6,330	4,748	23,277	20,034
Amortization of deferred financing costs, net	4,086	3,651	16,501	13,716
Straight-line rents	(13,703)	(12,237)	(47,311)	(59,173)
DFL accretion(2)	(23,168)	(25,499)	(94,240)	(74,007)
DFL depreciation	(3,330)	(2,961)	(12,756)	(8,840)
Deferred revenues – tenant improvement related	(313)	(237)	(1,570)	(2,371)
Deferred revenues – additional rents (SAB 104)	(2,443)	(798)	(85)	52
Leasing costs and tenant and capital improvements	(18,623)	(21,131)	(61,440)	(52,903)
Joint venture and other FAD adjustments(2)	(18,099)	(16,985)	(61,298)	(46,250)
FAD applicable to common shares	$253,841	$202,890	$949,306	$830,651
Distributions on dilutive convertible units	2,310	1,758	7,714	6,916
Diluted FAD applicable to common shares	$256,151	$204,648	$957,020	$837,567

Weighted average shares used to calculate diluted FAD per share	450,207	413,338	431,429	390,944

Diluted FAD per common share	$0.57	$0.50	$2.22	$2.14

Dividends per common share	$0.50	$0.48	$2.00	$1.92

FAD payout ratio	87.7%	96.0%	90.1%	89.7%

(1)    Excludes $11.3 million related to the write-off of unamortized loan fees for the Company’s expired bridge loan commitment and $0.8 million related to the amortization of deferred issuance costs of the senior notes, which costs are included in merger-related items for the year ended December 31, 2011.

(2)    For the quarter and year ended December 31, 2012, DFL accretion reflects an elimination of $15.0 million and $59.4 million, respectively. For the quarter and year ended December 31, 2011, DFL accretion reflects an elimination of $14.5 million and $42.2 million, respectively. The Company’s ownership interest in HCR ManorCare OpCo is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to its ownership in HCR ManorCare OpCo. Further, the Company’s share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare OpCo level, which the Company presents as a non-cash joint venture FAD adjustment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

4

Capitalization

Dollars and shares in thousands, except price data

Total Debt
		December 31, 2012	December 31, 2011
Bank line of credit		$—	$454,000
Term loan(1)		222,694	—
Senior unsecured notes		6,712,624	5,416,063
Mortgage debt		1,676,544	1,715,039
Mortgage debt on assets held for sale		—	49,532
Other debt		81,958	87,985
Consolidated debt		8,693,820	7,722,619
HCP’s share of unconsolidated debt(2)		140,705	143,196
Total debt		$8,834,525	$7,865,815

Total Market Capitalization
	December 31, 2012
	Shares	Value	Total Value
Common stock (NYSE: HCP)	453,191	$45.16	$20,466,106

Convertible partnerships (DownREITs)(3)	6,089		274,979

Total market equity			$20,741,085

Consolidated debt			8,693,820

Total market equity and consolidated debt			$29,434,905

HCP’s share of unconsolidated debt(2)			140,705

Total market capitalization			$29,575,610

Common Stock and Equivalents
		Weighted Average Shares
	Shares	Three Months Ended December 31, 2012
	Outstanding	Diluted	Diluted	Diluted FFO	Diluted
	December 31, 2012	EPS	FFO	As Adjusted	FAD
Common stock	453,191	447,889	447,889	445,019	445,019
Common equivalent securities:
Restricted stock and units	1,364	213	213	213	213
Dilutive impact of options	801	801	801	801	801
Convertible partnership units	6,089	—	6,089	6,089	4,174
Total common and equivalents	461,445	448,903	454,992	452,122	450,207

		Weighted Average Shares
		Year Ended December 31, 2012
		Diluted	Diluted	Diluted FFO	Diluted
		EPS	FFO	As Adjusted	FAD
Common stock		427,047	427,047	426,326	426,326
Common equivalent securities:
Restricted stock and units		262	262	262	262
Dilutive impact of options		1,007	1,007	1,007	1,007
Convertible partnership units		—	6,012	6,012	3,834
Total common and equivalents		428,316	434,328	433,607	431,429

(1)    Represents £137 million translated into U.S. dollars as of December 31, 2012.

(2)    Reflects the Company’s pro rata share of amounts in the Investment Management Platform and HCR ManorCare OpCo.

(3)    Convertible partnership (DownREIT) units are exchangeable for an amount of cash equivalent to the then-current market value of shares of the Company’s common stock at the time of conversion or, at the Company’s election, shares of the Company’s common stock.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

5

Credit Profile

Financial Leverage

Secured Debt Ratio

Adjusted Fixed Charge Coverage

Net Debt to Adjusted EBITDA

(1)    As of and for the six months ended June 30, 2006 (12 months for adjusted fixed charge coverage). The Company completed the mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp (“CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended June 30, 2006; therefore, the Company refers to the period ended June 30, 2006 as “Pre-CNL Acquisition.”

(2)    Financial leverage, secured debt ratio and net debt to adjusted EBITDA are pro forma to exclude the temporary benefit resulting from prefunding the HCR ManorCare acquisition in December 2010.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

6

Credit Profile

Same Property NOI Growth

FFO as Adjusted Payout Ratio

Total Gross Assets

(In billions)

Liquidity(5)

(In billions)

Credit Ratings (Senior Unsecured Debt)

	Pre-CNL(3) Acquisition	2006	2007	2008	2009	2010	2011	2012
Moody’s	Baa2	Baa3	Baa3	Baa3	Baa3	Baa3	Baa2	Baa1 (Stable)
Standard & Poor’s	BBB+	BBB	BBB	BBB	BBB	BBB	BBB	BBB+ (Stable)
Fitch	BBB+	BBB	BBB	BBB	BBB	BBB	BBB+	BBB+ (Stable)

(1)    HCP information is presented as originally reported and represents annual SPP cash NOI growth.

(2)    Major Property Sectors information was compiled by Green Street Advisors and is available in their Commercial Property Outlook report dated November 16, 2012 (the “Green Street Report”); this information represents the average annual same property NOI growth equally weighted for each of five major property sectors: apartment, industrial, mall, office, and strip center.  The Company’s definitions of SPP and NOI may not be comparable to the measures compiled in the Green Street Report, as different methodologies may be used to define or calculate inputs to the growth rates presented.

(3)    As of and for the six months ended June 30, 2006. The Company completed the mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp (“CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended June 30, 2006; therefore, the Company refers to the period ended June 30, 2006 as “Pre-CNL Acquisition.”

(4)    Total gross assets and liquidity are pro forma to exclude the temporary benefit resulting from prefunding the HCR ManorCare acquisition in December 2010.

(5)    Represents the availability under the Company’s bank line of credit and cash and cash equivalents (unrestricted cash).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

7

Indebtedness and Ratios

Dollars in thousands

Debt Maturities and Scheduled Principal Repayments (Amortization)
December 31, 2012
			Senior					HCP’s Share of
	Bank Line		Unsecured		Mortgage		Consolidated	Unconsolidated
	of Credit	Term Loan(1)	Notes	Rates(2)	Debt(3)	Rates(2)	Debt	Debt(4)	Rates(2)	Total Debt
2013	$—	$—	$550,000	5.80%	$291,747	6.15%	$841,747	$3,271	6.86%	$845,018
2014	—	—	487,000	3.15	179,695	5.78	666,695	849	7.25	667,544
2015	—	—	400,000	6.64	308,048	6.03	708,048	11,347	5.82	719,395
2016	—	222,694	900,000	5.07	291,338	6.88	1,414,032	47,057	6.05	1,461,089
2017	—	—	750,000	6.04	550,052	6.04	1,300,052	41,376	5.86	1,341,428
2018	—	—	600,000	6.83	6,129	5.90	606,129	36,942	5.00	643,071
2019	—	—	450,000	3.96	1,587	N/A	451,587	—	—	451,587
2020	—	—	800,000	2.79	1,561	5.07	801,561	—	—	801,561
2021	—	—	1,200,000	5.53	8,832	5.37	1,208,832	—	—	1,208,832
2022	—	—	300,000	3.39	312	N/A	300,312	—	—	300,312
Thereafter	—	—	300,000	6.89	47,465	5.17	347,465	—	—	347,465
Subtotal	—	222,694	6,737,000		1,686,766		8,646,460	140,842		8,787,302
Other debt(5)	—	—	—		—		81,958	—		81,958
(Discounts) and premiums, net	—	—	(24,376)		(10,222)		(34,598)	(137)		(34,735)
Total debt	$—	$222,694	$6,712,624		$1,676,544		$8,693,820	$140,705		$8,834,525

Weighted average interest rate	N/A	2.00%	5.10%		6.13%		5.22%	5.84%		5.23%

Weighted average maturity in years	3.19	3.58	6.00		3.65		5.48	4.13		5.46

Ratios					Covenants
			December 31,	December 31,	The following is a summary of the financial covenants under the revolving line of credit facility at December 31, 2012.
			2012	2011
Consolidated Debt/Consolidated Gross Assets			40.1%	41.0%
Financial Leverage (Total Debt/Total Gross Assets)			40.2%	41.0%				Bank Line of Credit
					Financial Covenants(6)			Requirement	Actual Compliance
Consolidated Secured Debt/Consolidated Gross Assets			7.7%	9.4%	Leverage Ratio			No greater than 60%	40%
Secured Debt Ratio (Total Secured Debt/Total Gross Assets)			8.3%	10.0%	Secured Debt Ratio			No greater than 30%	9%
					Unsecured Leverage Ratio			No greater than 60%	39%
Fixed and variable rate ratios(7):					Fixed Charge Coverage Ratio (12 months)			No less than 1.50x	3.3x
Fixed rate Total Debt			99.1%	93.1%
Variable rate Total Debt			0.9%	6.9%
			100.0%	100.0%

(1)    Represents £137 million translated into U.S. dollars as of December 31, 2012.

(2)    Senior unsecured notes and mortgage debt weighted average effective rates relate to maturing amounts.

(3)    Mortgage debt attributable to non-controlling interests at December 31, 2012 was $65 million.

(4)    Includes pro-rata share of mortgage and other debt in the Company’s Investment Management Platform and HCR ManorCare OpCo. At December 31, 2012, 100% of the Company’s Investment Management Platform’s mortgage debt accrues interest at fixed rates. HCR ManorCare OpCo’s debt accrues interest at LIBOR (subject to a floor of 150bps) plus 350bps.

(5)    Represents non-interest bearing life care bonds and occupancy fee deposits at certain of the Company’s senior housing facilities that have no scheduled maturities.

(6)    Financial covenants for the revolving line of credit facility are calculated based on the definitions contained within the agreement and may be different than similar terms in the Company’s Consolidated Financial Statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

(7)    $86 million of variable-rate mortgages and £137 million term loan are presented as fixed-rate debt as the interest payments under such debt have been swapped (pay fixed and receive float).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

8

Investments and Dispositions

Dollars and square feet in thousands

Investments
	December 31, 2012
Description	Three Months Ended	Year Ended

Senior Housing Portfolio Acquisition	$1,701,412	$1,701,412
Acquisitions of other real estate and land	61,722	296,653
Secured financing	52,000	52,000
Purchase of marketable debt securities(1)	—	214,859
Mezzanine loan funding(2)	—	100,000
Total fundings for development, tenant and capital improvements(3)	57,893	183,468
Construction loan commitment fundings	21,382	58,498
Total investments	$1,894,409	$2,606,890

Acquisitions of real estate and land for the year ended December 31, 2012
Location	Date	Capacity	Property Count	Segment	Investment

Senior Housing Portfolio Acquisition
Various	October 31, 2012	9,842 units	127	Senior housing	$1,677,462
Various	December 4, 2012	235 units	2	Senior housing	23,950
					1,701,412
Acquisitions of other real estate and land
Durham, NC	May 15, 2012	115 sq. ft.	1	Life science	8,050
Slidell, LA	May 30, 2012	12.6 acres	N/A	Hospital	3,000
Kokomo, IN	July 1, 2012	22 units	—	Senior housing	3,860
N. Richland Hills, TX	July 30, 2012	80 sq. ft.	1	Medical office	13,500
Various	July 31, 2012	327 sq. ft.	6	Medical office	77,646	(4)
Scottsdale, AZ	August 7, 2012	395 sq. ft.	8	Medical office	79,754
Various	August 15, 2012	199 sq. ft.	4	Medical office	49,121	(4)
Various	October 19, 2012	232 sq. ft.	2	Medical office	61,722	(4)
					296,653

					$1,998,065

Dispositions for the year ended December 31, 2012
Location	Date	Capacity	Property Count	Segment	Sales Price, Net of Costs

St. Louis, MO	February 29, 2012	44 sq. ft.	1	Medical office	$6,982
Poway, CA	November 30, 2012	18.6 acres	N/A	Life science	18,177
Huntsville/Birmingham, AL	December 28, 2012	538 units	2	Senior housing	110,820
Vista, CA	December 28, 2012	187 beds	1	Skilled nursing	14,500
					$150,479

(1)    Senior unsecured notes of Four Seasons Health Care with an aggregate par value of £138.5 million, purchased at a discount for £136.8 million, and translated into U.S. dollars as of the acquisition date.

(2)    On July 31, 2012, the Company closed a mezzanine loan facility to lend up to $205 million to Tandem Health Care, an affiliate of Formation Capital, as part of the recapitalization of a post-acute/skilled nursing portfolio. The Company funded $100 million at closing and has a commitment to fund an additional $105 million between March 2013 and August 2013.

(3)    The three months ended December 31, 2012, includes the following: (i) $20.8 million of development, (ii) $21.8 million of first generation tenant and capital improvements, and (iii) $15.3 million of second generation tenant and capital improvements (excludes $3.3 million of leasing costs). The year ended December 31, 2012, includes the following: (i) $88.1 million of development, (ii) $48.2 million of first generation tenant and capital improvements, and (iii) $47.2 million of second generation tenant and capital improvements (excludes $14.2 million of leasing costs).

(4)    Represents the Boyer Company MOB portfolio that closed in three tranches.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

9

Development

As of December 31, 2012, dollars and square feet in thousands

Development Projects in Process

			Estimated/	Estimated
			Actual	Rentable		Estimated
			Completion	Square	Investment	Total
Name of Project	Location	Segment	Date	Feet	to Date(1)(3)	Investment
Development
2019 Stierlin Ct.	Mountain View, CA	Life science	1Q 2013	70	$17,860	$21,298
Ridgeview	Poway, CA	Life science	2Q 2014	115	11,430	22,937

Redevelopment
Durham Research Lab	Durham, NC	Life science	3Q 2013	53	13,068	25,851
Carmichael(4)	Durham, NC	Life science	3Q 2013	38	3,737	16,397
1030 Massachusetts Avenue	Cambridge, MA	Life science	2Q 2014	75	35,833	39,992
Westpark Plaza	Plano, TX	Medical office	2Q 2013	50	10,537	13,585
Innovation Drive	San Diego, CA	Medical office	4Q 2013	84	29,327	33,689
Alaska	Anchorage, AK	Medical office	4Q 2013	49	8,553	11,763
Folsom	Sacramento, CA	Medical office	2Q 2014	92	33,360	39,251
Fresno(5)	Fresno, CA	Hospital	1Q 2013	N/A	14,708	21,324

	Total				$178,413	$246,087

Land Held for Development

			Estimated
		Gross	Rentable
		Site	Square
Location	Segment	Acreage	Feet
So. San Francisco, CA	Life science	50	1,666
Carlsbad, CA	Life science	41	690
Poway, CA	Life science	46	765
Various	Various	19	93
		156

Investment-to-date(2)(3)		$361,549

Projects Placed in Service

			Date	Rentable
			Placed in	Square		Percentage
Name of Project	Location	Segment	Service	Feet	Investment(6)	Leased
Modular Labs IV	So. San Francisco, CA	Life science	1Q 2012	97	$56,179	75
Soledad	San Diego, CA	Life science	1Q 2012	28	13,208	100
Conroe	Conroe, TX	Medical office	2Q – 4Q 2012	70	9,869	80
Knoxville	Knoxville, TN	Medical office	2Q – 3Q 2012	35	8,684	69
Alaska(7)	Anchorage, AK	Medical office	3Q 2012	43	7,854	100
Westpark(7)	Plano, TX	Medical office	4Q 2012	20	3,574	100
				293	$99,368

(1)    Investment-to-date of $178 million includes the following: (i) $81 million in development costs and construction in progress, (ii) $71 million of buildings and (iii) $26 million of land.

(2)    Investment-to-date of $362 million includes the following: (i) $260 million in land (ii) $102 million in development costs and construction in progress.

(3)    Development costs and construction in progress of $237 million presented on the Company’s consolidated balance sheet at December 31, 2012, include the following: (i) $81 million of costs for development projects in process; (ii) $102 million of costs for land held for development; and (iii) $54 million for tenant and other facility related improvement projects in process.

(4)    Represents approximately 33% of the Carmichael facility in redevelopment. The balance of the facility remains in operations.

(5)    Represents approximately 25% of the Fresno hospital placed in redevelopment in March 2011. The balance of the hospital remains in operations.

(6)    Represents the investment as of the date the respective property was placed in service.

(7)    Represents approximately 50% and 30% of the Alaska and Westpark facilities, respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

10

Portfolio Information

December 31, 2012

(Unaudited)

Owned Portfolio Summary

As of and for the year ended December 31, 2012, dollars and square feet in thousands

Portfolio Summary by Investment Product

Leased	Property			Age			Occupancy	EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	(Years)	Capacity		%	Amount	CFC	Amount	CFC
Senior housing	420	$6,784,141	$479,767	15	40,661	Units	85.6	$387,817	1.11 x	$466,355	1.33 x
Post-acute/skilled	312	5,669,469	538,856	33	41,538	Beds	85.6	52,701	1.45 x	71,822	1.97 x
Life science	109	3,362,298	236,491	19	7,002	Sq. Ft.	91.3	N/A	N/A	N/A	N/A
Medical office	207	2,613,254	202,547	20	14,274	Sq. Ft.	92.0	N/A	N/A	N/A	N/A
Hospital	17	650,937	80,980	26	2,410	Beds	53.9	398,373	4.94 x	434,570	5.39 x
	1,065	$19,080,099	$1,538,641	22

Operating Properties (RIDEA)	Property Count	Investment	NOI	Age (Years)	Capacity		Occupancy %
Senior housing(2)	21	$759,022	$51,652	22	5,008	Units	86.0

Debt Investments		Investment	Interest Income
Senior housing		$123,642	$3,503
Post-acute/skilled(3)		328,905	19,993
Hospital(4)		46,292	1,040
		$498,839	$24,536
Total	1,086	$20,337,960	$1,614,829

Portfolio NOI, Adjusted NOI and Interest Income

	Three Months Ended December 31, 2012
	Rental and					Adjusted NOI
	RIDEA	Operating		Adjusted	Interest	and Interest
Segment	Revenues	Expenses	NOI(5)	NOI	Income	Income
Senior housing(2)	$176,321	$24,736	$151,585	$138,504	$1,817	$140,321
Post-acute/skilled	136,033	(134)	136,167	116,991	10,151	127,142
Life science	74,095	14,943	59,152	55,818	—	55,818
Medical office	88,150	33,633	54,517	53,297	—	53,297
Hospital	21,193	743	20,450	19,999	255	20,254
	$495,792	$73,921	$421,871	$384,609	$12,223	$396,832

	Year Ended December 31, 2012
	Rental and					Adjusted NOI
	RIDEA	Operating		Adjusted	Interest	and Interest
Segment	Revenues	Expenses	NOI(5)	NOI	Income	Income
Senior housing(2)	$626,081	$94,662	$531,419	$480,872	$3,503	$484,375
Post-acute/skilled	539,242	386	538,856	462,927	19,993	482,920
Life science	289,664	53,173	236,491	226,997	—	226,997
Medical office	334,811	132,264	202,547	197,569	—	197,569
Hospital	84,493	3,513	80,980	78,995	1,040	80,035
	$1,874,291	$283,998	$1,590,293	$1,447,360	$24,536	$1,471,896

(1)    EBITDAR, EBITDARM and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 19 of this report.

(2)    Brookdale Senior Living manages 21 assets on behalf of the Company under a RIDEA structure. For the three months ended December 31, 2012, revenues and operating expenses were $35.9 million and $23.5 million, respectively. For the year ended December 31, 2012, revenues and operating expenses were $142.7 million and $91.0 million, respectively.

(3)    Includes senior unsecured notes of Four Seasons Health Care with an aggregate par value of £138.5 million, purchased at a discount for £136.8 million with a carrying value translated into U.S. dollars of $222.8 million as of December 31, 2012.

(4)    Includes a senior secured loan to Delphis that was placed on non-accrual status effective January 1, 2011 with a carrying value of $30.7 million at December 31, 2012. For additional information regarding the senior secured loan to Delphis see Note 7 to the Consolidated Financial Statements for the year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K filed with the SEC.

(5)    NOI attributable to non-controlling interests for the quarter and year ended December 31, 2012 was $9.2 million and $2.3 million, respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

12

Owned Portfolio Concentrations

As of and for the year ended December 31, 2012, dollars in thousands

Geographic Diversification of Properties

	Total	Senior	Post-Acute/	Life	Medical			% of
Investment by State	Properties	Housing	Skilled	Science	Office	Hospital	Total	Total

CA	159	$729,423	$264,076	$3,235,984	$216,158	$128,545	$4,574,186	23
TX	108	873,500	104,534	—	722,057	229,793	1,929,884	10
FL	95	834,849	544,406	—	157,375	62,450	1,599,080	8
PA	55	274,312	1,206,920	—	—	—	1,481,232	7
IL	51	507,279	700,148	—	13,490	—	1,220,917	6
OH	72	215,890	682,408	—	9,421	—	907,719	5
MI	38	176,747	577,342	—	—	—	754,089	4
MD	34	302,122	231,029	—	30,073	—	563,224	3
WA	30	256,918	125,913	—	177,886	—	560,717	3
VA	30	338,790	175,492	—	43,050	—	557,332	3
Other	414	3,033,333	1,057,201	126,314	1,243,744	230,149	5,690,741	28
Total	1,086	$7,543,163	$5,669,469	$3,362,298	$2,613,254	$650,937	$19,839,121	100

	Total	Senior	Post-Acute/	Life	Medical			% of
NOI by State	Properties	Housing	Skilled	Science	Office	Hospital	Total	Total

CA	159	$62,342	$24,418	$222,589	$13,143	$16,677	$339,169	21
TX	108	66,245	8,598	—	53,598	26,295	154,736	10
FL	95	71,601	50,493	—	14,352	7,790	144,236	9
PA	55	21,889	114,510	—	—	—	136,399	9
IL	51	42,470	64,133	—	1,317	—	107,920	7
OH	72	18,947	67,240	—	739	—	86,926	5
MI	38	15,955	52,093	—	—	—	68,048	4
MD	34	25,597	21,705	—	2,713	—	50,015	3
VA	30	24,111	17,309	—	3,475	—	44,895	3
CO	28	17,584	7,729	—	16,132	1,434	42,879	3
Other	416	164,678	110,628	13,902	97,078	28,784	415,070	26
Total	1,086	$531,419	$538,856	$236,491	$202,547	$80,980	$1,590,293	100

Operator/Tenant Diversification

	Primary	Annualized Revenues(1)
Company	Segment	Amount	%

HCR ManorCare	Post-acute/skilled	$489,038	29
Emeritus Corporation	Senior housing	218,299	13
Brookdale Senior Living	Senior housing	130,809	8
Sunrise Senior Living	Senior housing	87,373	5
HCA	Hospital	51,399	3
Amgen	Life science	42,641	3
Genentech	Life science	38,842	2
Four Seasons Health Care	Post-acute/skilled	26,957	2
Kindred	Post-acute/skilled	16,995	1
Capital Senior Living	Senior housing	16,235	1
Other		561,227	33
		$1,679,815	100

(1)    The most recent monthly base rent (including additional rent floors), cash income from direct financing leases and/or interest income annualized for 12 months. Annualized revenues for operating properties under a RIDEA structure are based on the most recent quarter’s NOI annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

13

Owned Same Property Portfolio

As of December 31, 2012, dollars and square feet in thousands

Three-Month SPP

		Senior	Post-Acute/		Life		Medical
	Total	Housing	Skilled		Science		Office	Hospital

Property count	925	312	312		101		184	16
Investment	$17,649,704	$5,837,890	$5,669,469		$3,226,272		$2,304,881	$611,192
Percent of property portfolio (by investment)	89.0%	77.4%	100%		96.0%		88.2%	93.9%
Capacity		35,592 Units	41,538 Beds		6,685 Sq. Ft.		12,882 Sq. Ft.	2,379 Beds

Year-Over-Year Three-Month SPP

Occupancy:
December 31, 2012		86.2%	85.5%		92.5%		92.2%	53.4%
December 31, 2011		85.4%	86.6%		91.1%		91.5%	48.4%
% change		0.8%	(1.1%	)	1.4%		0.7%	5.0%

NOI % change	1.6%	1.9%	2.5%		(0.8%	)	1.4%	1.8%

Adjusted NOI:
December 31, 2012	$363,918	$121,657	$116,986		$56,124		$49,747	$19,404
December 31, 2011	$348,787	$114,806	$112,894		$53,309		$48,824	$18,954
Adjusted NOI % change	4.3%	6.0%	3.6%		5.3%		1.9%	2.4%

Sequential Three-Month SPP

Occupancy:
December 31, 2012		86.2%	85.5%		92.5%		92.2%	53.4%
September 30, 2012		85.3%	85.4%		91.4%		91.8%	54.3%
% change		0.9%	0.1%		1.1%		0.4%	(0.9%	)

NOI % change	1.2%	2.8%	0.8%		(1.3%	)	1.8%	0.2%

Adjusted NOI:
December 31, 2012	$363,918	$121,657	$116,986		$56,124		$49,747	$19,404
September 30, 2012	$355,889	$114,133	$116,573		$57,032		$48,796	$19,355
Adjusted NOI % change	2.3%	6.6%	0.4%		(1.6%	)	1.9%	0.3%

Year-Over-Year SPP

		Senior	Post-Acute/		Life		Medical
	Total	Housing	Skilled		Science		Office	Hospital

Property count	565	221	44		101		183	16
Investment	$10,492,893	$4,140,549	$241,851		$3,226,272		$2,273,029	$611,192
Percentage of property portfolio (by investment)	52.9%	54.9%	4.3%		96.0%		87.0%	93.9%
Capacity		25,072 Units	5,107 Beds		6,685 Sq. Ft.		12,750 Sq. Ft.	2,379 Beds

Year-Over-Year SPP

Occupancy:
December 31, 2012		86.6%	84.1%		92.5%		92.1%	53.4%
December 31, 2011		85.4%	84.8%		91.1%		91.4%	48.4%
% change		1.2%	(0.7%	)	1.4%		0.7%	5.0%

NOI % change	0.8%	—%	2.5%		0.2%		2.0%	3.0%

Adjusted NOI:
December 31, 2012	$883,679	$347,682	$36,915		$229,417		$193,039	$76,626
December 31, 2011	$847,863	$335,843	$35,598		$214,398		$188,054	$73,970
Adjusted NOI % change	4.2%	3.5%	3.7%		7.0%		2.7%	3.6%

See Reporting Definitions and Reconciliations of Non-GAAP Measures

14

Owned Portfolio Lease Expirations and Debt Investment Maturities

At December 31, 2012, dollars and square feet in thousands

		Expiration Year(1)
Segment	Total	2013(2)	2014	2015	2016	2017	2018	2019	2020	2021	2022	Thereafter

Lease Expirations

Senior housing(3):
Properties	420	—	5	1	15	11	47	10	35	16	3	277
Annualized revenues	$525,368	$—	$5,091	$209	$23,003	$19,106	$89,796	$14,486	$55,314	$17,724	$2,938	$297,701

Post-acute/skilled:
Properties	312	—	9	1	1	9	2	12	5	—	4	269
Annualized revenues	$466,770	$—	$7,197	$450	$320	$8,607	$1,111	$10,403	$5,352	$—	$3,086	$430,244

Life science:
Square feet	6,392	410	355	691	259	819	601	121	936	557	280	1,363
Annualized revenues	$232,608	$10,174	$10,696	$23,452	$6,812	$27,494	$25,768	$4,147	$42,291	$31,619	$8,391	$41,764

Medical office:
Square feet	13,131	2,385	1,783	1,589	1,309	1,568	1,187	851	895	394	538	632
Annualized revenues	$287,621	$50,131	$40,661	$35,744	$27,261	$34,789	$24,057	$18,450	$20,837	$9,472	$12,151	$14,068

Hospital:
Properties	17	1	3	—	—	2	—	5	—	1	1	4
Annualized revenues	$67,699	$2,611	$16,018	$—	$—	$4,776	$—	$7,113	$—	$825	$3,575	$32,781

Total annualized revenues	$1,580,066	$62,916	$79,663	$59,855	$57,396	$94,772	$140,732	$54,599	$123,794	$59,640	$30,141	$816,558

% of Total	100	4	5	4	4	6	9	3	8	4	2	51

Debt Investment Maturities (Annualized Revenues)

Senior housing	$8,947	$—	$—	$—	$8,086	$861	$—	$—	$—	$—	$—	$—

Post-acute/skilled	$40,305	$948	$—	$—	$—	$12,400	$—	$—	$26,957	$—	$—	$—

Hospital(4)	$903	$—	$—	$903	$—	$—	$—	$—	$—	$—	$—	$—

Total annualized revenues	$50,155	$948	$—	$903	$8,086	$13,261	$—	$—	$26,957	$—	$—	$—

(1)    The most recent monthly base rent (including additional rent floors), cash income from direct financing leases and/or interest income annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions. Assumes that none of the tenants exercise any of their renewal or purchase options. See “Tenant Purchase Options” section of Note 12 to the Consolidated Financial Statements for the year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K filed with the SEC for additional information on lease subject to purchase options.

(2)    Includes month-to-month and holdover leases.

(3)    Excludes $49.6 million related to 21 facilities operated under a RIDEA structure by Brookdale Senior Living.

(4)    Effective January 1, 2011, a senior secured loan to Delphis was placed on non-accrual status. During the year ended December 31, 2012, no revenues were recognized for this loan; consequently, no annualized revenue amounts for this loan are presented. For additional information regarding the senior secured loan to Delphis see Note 7 to the Consolidated Financial Statements for the year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K filed with the SEC.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

15

Owned Senior Housing Portfolio

As of and for the year ended December 31, 2012, dollars in thousands

Investments

Operating	Property			Average		Occupancy	EBITDAR(1)		EBITDARM(1)
Leases	Count	Investment	NOI	Age (Years)	Units	%	Amount	CFC	Amount	CFC
Assisted living	267	$3,791,297	$247,416	14	22,236	85.6	$227,022	1.10 x	$271,140	1.31 x
Independent living	46	842,527	54,278	18	5,995	86.3	51,990	1.09 x	59,622	1.25 x
CCRCs	14	681,655	58,107	23	4,345	87.2	59,314	1.10 x	72,600	1.35 x
	327	$5,315,479	$359,801	15	32,576	86.0	$338,326	1.10 x	$403,362	1.31 x

Direct Financing	Property			Average		Occupancy	EBITDAR(2)		EBITDARM(2)
Leases	Count	Investment	NOI	Age (Years)	Units	%	Amount	CFC	Amount	CFC
Assisted living	27	$625,421	$49,209	15	3,132	85.7	$49,491	1.18 x	$62,993	1.50 x
HCR ManorCare(2)	66	843,241	70,757	17	4,953	83.5	N/A	N/A	N/A	N/A
	93	$1,468,662	$119,966	16	8,085	84.4

Leased Properties	420	$6,784,141	$479,767	15	40,661	85.6	$387,817	1.11 x	$466,355	1.33 x

Operating Properties (RIDEA)	Property Count	Investment	NOI	Average Age (Years)	Units	Occupancy %
Assisted living	3	$24,238	$2,355	22	213	87.0
Independent living	18	734,784	49,297	22	4,795	85.9
	21	$759,022	$51,652	22	5,008	86.0

Debt Investments		Investment	Interest Income
Emeritus		$52,000	$546
Construction loans		71,642	2,957
		$123,642	$3,503

Total	441	$7,666,805	$534,922		45,669	85.6

Operator Concentration(3)

					NOI and
	Properties		Investment		Interest Income			Occupancy	EBITDAR	EBITDARM
Operator	Count	% Pooled	Amount	%	Amount	%	Units	%	CFC(2)	CFC(2)
Emeritus Corporation(1)	198	98	$2,900,706	38	$147,147	28	17,819	84.9	1.11 x	1.32 x
Brookdale Senior Living	57	60	1,581,045	21	137,189	26	11,066	86.3	1.12 x	1.34 x
Sunrise Senior Living(4)	48	98	1,326,419	17	96,629	18	5,566	87.1	1.19 x	1.46 x
HCR ManorCare(2)	66	100	843,241	11	70,757	13	4,953	83.5	N/A	N/A
Harbor Retirement Associates	14	100	211,226	3	16,177	3	1,339	85.6	0.94 x	1.19 x
Aegis Senior Living	10	80	182,152	2	15,775	3	701	87.3	1.05 x	1.23 x
Other	48	98	622,016	8	51,248	9	4,225	85.4	1.01 x	1.18 x
	441	93	$7,666,805	100	$534,922	100	45,669	85.6	1.11 x	1.33 x

(1)    Occupancy, EBITDAR, EBITDARM and their respective CFC are not reported for 129 properties acquired during the fourth quarter of 2012 and operated by Emeritus as the requisite number of periods required to calculate CFC have not elapsed.

(2)    EBITDAR, EBITDARM and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 19 of this report.

(3)    Property count, units, occupancy and CFCs are presented for leased and operating properties, if applicable, and exclude debt investments.

(4)    Sunrise Senior Living’s percentage pooled consists of 47 assets under 6 separate pools.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

16

Owned Senior Housing Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Portfolio					Total Leased Portfolio(1)
	As of and for the Quarter Ended(1)			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	12/31/12	09/30/12	12/31/11	12/31/12	12/31/11	12/31/12(2)	09/30/12(3)	12/31/11(3)

Property count	312	312	312	221	221	441	312	314
Investment	$5,837,890	$5,819,679	$5,786,214	$4,140,549	$4,117,536	$7,543,163	$5,823,539	$5,896,175
Units	35,592	35,581	35,585	25,072	25,094	45,669	35,603	36,139
3-Month Occupancy %	86.2	85.3	85.4	86.6	85.4	86.2	85.3	85.7
12-Month Occupancy %	85.6	85.4	86.2	85.9	85.7	85.6	85.4	85.9
EBITDAR	$387,817	$388,113	$392,340	$379,673	$383,239	$387,817	$388,113	$402,394
EBITDAR CFC	1.11 x	1.12 x	1.17 x	1.11 x	1.18 x	1.11 x	1.12 x	1.18 x
EBITDARM	$466,355	$466,015	$468,710	$456,667	$458,131	$466,355	$466,015	$478,463
EBITDARM CFC	1.33 x	1.34 x	1.40 x	1.33 x	1.41 x	1.33 x	1.34 x	1.40 x
NOI:
Rental and related revenues	$87,777	$84,775	$84,872	$331,113	$325,662
Resident fees and services	35,920	36,076	35,305	1,054	3,542
DFL income	30,218	29,985	30,225	49,300	52,891
Operating expenses	(23,797)	(24,248)	(22,716)	(613)	(1,052)
	$130,118	$126,588	$127,686	$380,854	$381,043
Adjusted NOI:
Straight-line rents	(3,998)	(6,976)	(6,855)	(24,740)	(34,579)
DFL interest accretion	(4,105)	(5,121)	(5,667)	(6,863)	(9,052)
Below market lease intangibles, net	(358)	(358)	(358)	(1,569)	(1,569)
	$121,657	$114,133	$114,806	$347,682	$335,843

(1)    EBITDAR, EBITDARM and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 19 of this report. Additionally, EBITDAR, EBITDARM and their respective CFC are not presented for the 21 properties operated under a RIDEA structure.

(2)    Occupancy, EBITDAR, EBITDARM and their respective CFC are not reported for 129 properties acquired during the fourth quarter of 2012 and operated by Emeritus as the requisite number of periods required to calculate CFC have not elapsed.

(3)    Amounts are presented without giving effect to discontinued operations and other reclassifications.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

17

Owned Post-Acute/Skilled Nursing Portfolio

As of and for the year ended December 31, 2012, dollars in thousands

Investments

				Average
Leased	Property			Age		Occupancy	EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	(Years)	Beds	%	Amount	CFC	Amount	CFC
Operating leases	44	$241,851	$37,464	28	5,107	84.6	$52,701	1.45 x	$71,822	1.97 x
HCR ManorCare DFLs(1)	268	5,427,618	501,392	34	36,431	85.7	N/A	N/A	N/A	N/A
Leased properties	312	$5,669,469	$538,856	33	41,538	85.6

Debt		Interest
Investments	Investment	Income
Four Seasons Health Care(2)	$222,808	$13,607
Tandem/LaVie(3)	98,115	5,298
Other	7,982	1,088
	328,905	19,993

Total	$5,998,374	$558,849

Operator Concentration(4)

					NOI and
	Properties		Investment		Interest Income			Occupancy	EBITDAR	EBITDARM
Operator	Count	% Pooled	Amount	%	Amount	%	Beds	%	CFC(1)	CFC(1)
HCR ManorCare(1)	268	100	$5,427,618	90	$501,392	90	36,431	85.7	N/A	N/A
Four Seasons Health Care(2)	—	—	222,808	4	13,607	2	—	—	N/A	N/A
Tandem/LaVie(3)	9	100	161,215	3	12,151	2	934	94.5	1.95 x	2.45 x
Covenant Care	12	100	66,602	1	10,664	2	1,328	85.2	1.50 x	2.06 x
Kindred Healthcare	9	100	38,117	1	8,681	2	1,288	82.2	0.80 x	1.37 x
Other	14	79	82,014	1	12,354	2	1,557	80.0	1.58 x	2.05 x
	312	99	$5,998,374	100	$558,849	100	41,538	85.6	1.45 x	1.97 x

(1)    EBITDAR, EBITDARM and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 19 of this report.

(2)    On June 28, 2012, the Company purchased senior unsecured notes of Four Seasons Health Care with an aggregate par value of £138.5 million at a discount for £136.8 million. The investment amount represents the carrying value translated into U.S. dollars as of December 31, 2012. For additional information see Note 10 to the Consolidated Financial Statements for the year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K filed with the SEC.

(3)    On July 31, 2012, the Company funded a $100 million mezzanine loan to Tandem Health Care. The loan is subordinate to $400 million in senior mortgage debt and $137 million in senior mezzanine debt and bears interest at a fixed rate of 12% and an effective rate of 12.4% including loan fees. The Company has a commitment to fund an additional $105 million between March 2013 and August 2013 that will be used to pay down debt senior to HCP’s loan and will bear interest at a fixed rate of 14%. The investments mature October 2017.

(4)    Property count, beds, occupancy and CFCs are presented for leased properties and exclude debt investments.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

18

Owned Post-Acute/Skilled Nursing Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio(1)
	As of and for the Quarter Ended(1)			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	12/31/12	09/30/12	12/31/11	12/31/12	12/31/11	12/31/12	09/30/12(2)	12/31/11(2)

Property count	312	312	312	44	44	312	313	313
Investment	$5,669,469	$5,635,932	$5,538,300	$241,851	$238,132	$5,669,469	$5,643,103	$5,545,472
Beds	41,538	41,544	41,616	5,107	5,129	41,538	41,731	41,803
3-Month Occupancy %	85.5	85.4	86.6	84.1	84.8	85.5	85.4	86.6
12-Month Occupancy %	85.6	85.9	87.2	84.6	84.8	85.6	85.9	87.2
EBITDAR	$52,701	$54,946	$66,557	$52,701	$66,557	$52,701	$55,698	$67,663
EBITDAR CFC	1.45 x	1.52 x	1.88 x	1.45 x	1.88 x	1.45 x	1.49 x	1.84 x
EBITDARM	$71,822	$74,360	$86,405	$71,822	$86,405	$71,822	$75,716	$88,101
EBITDARM CFC	1.97 x	2.06 x	2.44 x	1.97 x	2.44 x	1.97x	2.02 x	2.40 x
Quality Mix	64.3%	65.6%	67.4%	64.3%	67.4%	64.3%	64.5%	68.5%
NOI:
Rental revenues	$9,523	$9,334	$9,193	$37,387	$36,745
DFL income	126,510	125,849	123,926	—	—
Operating expenses	129	(154)	(229)	75	(180)
	136,162	135,029	132,890	37,462	36,565

Adjusted NOI:
Straight-line rents	(125)	(155)	(176)	(547)	(967)
DFL interest accretion	(19,062)	(18,312)	(19,831)	—	—
Above market lease intangibles, net	11	11	11	—	—
	$116,986	$116,573	$112,894	$36,915	$35,598

HCR ManorCare Leased Portfolio Summary

Dollars in thousands

HCP Investment					HCR ManorCare Performance

		As of and for the Year Ended December 31, 2012			For the Trailing Twelve Months Ended September 30, 2012
Investment	Property			Adjusted		Facility EBITDAR(5)		Facility EBITDARM(5)
Summary	Count	Investment(3)	NOI(4)	NOI	Occupancy	Amount	CFC	Amount	CFC
Assisted living	66	$843,241	$70,757	$58,946	83.5%	N/A	N/A	N/A	N/A
Post-acute/skilled	268	5,427,618	501,392	426,009	85.7%	N/A	N/A	N/A	N/A
Total	334	$6,270,859	$572,149	$484,955	85.5%	$458,577	0.95 x	$628,849	1.31 x

					HCR ManorCare OpCo (guarantor) fixed charge coverage(5)				1.21x

							For the Trailing Twelve Months Ended
						09/30/12		06/30/12	09/30/11
					Quality mix	68.5%	(6)	69.1%	70.9%

(1)    EBITDAR, EBITDARM, their respective CFC and quality mix are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. For additional information see HCR ManorCare Leased Portfolio Summary.

(2)    Amounts are presented as originally reported, without giving effect to discontinued operations and other reclassifications.

(3)    The Company’s total investment in HCR ManorCare includes accumulated DFL accretion of $253.9 million related to HCP’s equity interest in HCR ManorCare OpCo.

(4)    Assisted living and post-acute/skilled nursing NOI includes reductions of $7.4 million and $52.0 million, respectively, related to HCP’s equity interest in HCR ManorCare OpCo.

(5)    HCR ManorCare OpCo Facility EBITDAR and EBITDARM include non-cash accrual charges for general and professional liability claims. HCR ManorCare OpCo (guarantor) fixed charge coverage is based on EBITDAR that includes home health and hospice EBITDAR, corporate general and administrative expenses and non-cash accrual charges for general and professional liability claims. The fixed charges include cash rent and cash interest expense, if applicable.

(6)    Private-pay and Medicare revenues as a percentage of total revenues are 32.3% and 36.2% respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

19

Owned Life Science Portfolio

As of and for the year ended December 31, 2012, dollars and square feet in thousands

Investments

	Property			Average	Square
Leased Properties	Count	Investment	NOI	Age (Years)	Feet	Occupancy %
San Francisco	77	$2,637,140	$184,853	19	4,675	90.1
San Diego	21	598,844	37,736	19	1,581	90.8
Other	11	126,314	13,902	19	746	100.0
	109	$3,362,298	$236,491	19	7,002	91.3

Tenant Concentration

	Annualized Revenues		Square Feet
Tenant	Amount	%	Amount	%
Amgen	$42,641	18	684	11
Genentech	38,842	17	794	12
Rigel Pharmaceuticals	13,316	6	147	2
Exelixis, Inc.	13,184	6	295	5
Takeda	10,828	5	229	4
LinkedIn Corporation	9,642	4	303	5
Google	9,085	4	290	5
Myriad Genetics	7,217	3	310	5
General Atomics	5,789	2	281	4
ARUP	5,418	2	324	5
Other	76,646	33	2,735	42
	$232,608	100	6,392	100

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		At the Period Ended

	12/31/12	09/30/12	12/31/11	12/31/12	12/31/11	12/31/12	09/30/12(1)	12/31/11(1)

Property count	101	101	101	101	101	109	109	104
Investment	$3,226,272	$3,215,177	$3,203,175	$3,226,272	$3,203,175	$3,362,298	$3,350,308	$3,259,303
Square feet	6,685	6,685	6,685	6,685	6,685	7,002	7,001	6,798
Occupancy %	92.5	91.4	91.1	92.5	91.1	91.3	90.0	89.9
NOI:
Rental and related revenues	$61,003	$60,940	$61,799	$243,469	$244,401
Tenant recoveries	11,525	9,344	10,903	42,164	41,882
Operating expenses	(13,454)	(10,422)	(13,143)	(47,913)	(49,123)
	$59,074	$59,862	$59,559	$237,720	$237,160
Adjusted NOI:
Straight-line rents	(3,060)	(2,790)	(3,661)	(8,590)	(14,685)
Above (below) market lease intangibles, net	110	135	(345)	462	(1,066)
Lease termination fees	—	(175)	(2,244)	(175)	(7,011)
	$56,124	$57,032	$53,309	$229,417	$214,398

(1)  Amounts are presented as originally reported, without giving effect to discontinued operations and other reclassifications.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

20

Owned Life Science Portfolio

Dollars and square feet in thousands, except dollars per square foot

Selected Lease Expirations Data (next 3 years):

	Total				San Francisco		San Diego		Other
	Square Feet		Annualized Revenues		Square	Annualized	Square	Annualized	Square	Annualized
Year	Amount	%	Amount	%	Feet	Revenues	Feet	Revenues	Feet	Revenues
2013(1)	410	6	$10,174	4	286	$8,174	47	$1,314	77	$686
2014	355	6	10,696	5	228	7,060	127	3,636	—	—
2015	691	11	23,452	10	361	11,950	330	11,502	—	—
Thereafter	4,936	77	188,286	81	3,336	147,969	931	27,183	669	13,134
	6,392	100	$232,608	100	4,211	$175,153	1,435	$43,635	746	$13,820

Leasing Activity	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot	In Rents	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2011	6,113	$36.24

Redevelopments placed in service	54	27.68
Expirations	(194)	31.44
Renewals, amendments and extensions	160	28.45	(9.0)	$5.63	$9.38	110	82.3
New leases and expansions	75	29.39		18.91	7.90	67
Terminations	(41)	33.84

Leased Square Feet as of March 31, 2012	6,167	$36.74

Acquisitions	77	9.79
Expirations	(83)	21.13
Renewals, amendments and extensions	65	23.91	0.1	$—	$1.12	20	81.1
New leases and expansions	48	11.82		—	1.92	81

Leased Square Feet as of June 30, 2012	6,274	$36.62

Expirations	(358)	21.99
Renewals, amendments and extensions	348	18.44	(15.1)	$0.58	$1.75	119	90.2
New leases and expansions	57	26.48		39.53	10.80	67
Terminations	(21)	25.08

Leased Square Feet as of September 30, 2012	6,300	$36.64

Expirations	(79)	14.84
Renewals, amendments and extensions	53	9.22	4.7	$—	$0.60	51	87.7
New leases and expansions	118	20.69		21.49	8.11	93

Leased Square Feet as of December 31, 2012	6,392	$36.39

(1)  Includes month-to-month and holdover leases.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

21

Owned Medical Office Portfolio

As of and for the year ended December 31, 2012, dollars and square feet in thousands

Investments

							Healthcare
	Property			Average			System
Leased Properties	Count	Investment	NOI	Age (Years)	Square Feet	Occupancy %	Affiliated %

On-Campus	159	$2,119,237	$163,937	20	11,906	91.8	100.0
Off-Campus	48	494,017	38,610	19	2,368	92.8	65.5
	207	$2,613,254	$202,547	20	14,274	92.0	94.3

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		At the Period Ended

	12/31/12	09/30/12	12/31/11	12/31/12	12/31/11	12/31/12	09/30/12(1)	12/31/11(1)

Property count	184	184	184	183	183	207	204	188
Investment	$2,304,881	$2,292,882	$2,265,321	$2,273,029	$2,233,536	$2,613,254	$2,536,583	$2,297,218
Square feet	12,882	12,880	12,854	12,750	12,722	14,274	14,039	13,111
Occupancy %	92.2	91.8	91.5	92.1	91.4	92.0	91.5	91.5
NOI:
Rental and related revenues	$68,731	$68,496	$67,475	$271,002	$265,851
Tenant recoveries	10,700	12,931	10,865	45,509	46,186
Operating expenses	(28,864)	(31,752)	(28,463)	(119,447)	(118,894)
	$50,567	$49,675	$49,877	$197,064	$193,143
Adjusted NOI:
Straight-line rents	(862)	(980)	(956)	(4,069)	(5,473)
Above market lease intangibles, net	105	101	115	358	384
Lease termination fees	(63)	—	(212)	(314)	—
	$49,747	$48,796	$48,824	$193,039	$188,054

(1)    Amounts are presented as originally reported, without giving effect to discontinued operations and other reclassifications.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

22

Owned Medical Office Portfolio

Square feet in thousands

Leasing Activity	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot	In Rents(1)	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2011	12,001	$22.13

Dispositions/redevelopment	(143)	15.59
Expirations	(462)	22.81
Renewals, amendments and extensions	376	23.16	0.8	$12.64	$2.55	58	81.4
New leases	64	19.75		14.38	3.63	50
Terminations	(23)	21.31

Leased Square Feet as of March 31, 2012	11,813	$22.41

Redevelopment	(37)	17.50
Expirations	(449)	22.32
Renewals, amendments and extensions	338	22.39	0.5	$8.55	$2.77	50	78.4
New leases	214	18.46		18.87	3.25	57
Terminations	(20)	20.68

Leased Square Feet as of June 30, 2012	11,859	$22.50

Acquisitions/redevelopment	968	22.01
Expirations	(535)	23.96
Renewals, amendments and extensions	418	23.06	0.7	$5.97	$2.49	66	78.3
New leases	197	21.80		20.63	7.00	76
Terminations	(59)	21.27

Leased Square Feet as of September 30, 2012	12,848	$22.56

Acquisitions	208	21.73
Expirations	(382)	23.37
Renewals, amendments and extensions	313	22.80	0.9	$9.25	$2.82	47	79.0
New leases and expansions	152	20.73		34.10	6.16	99
Terminations	(8)	19.69

Leased Square Feet as of December 31, 2012	13,131	$22.64

(1)    For comparative purposes, the calculation reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

23

Owned Hospital Portfolio

As of and for the year ended December 31, 2012, dollars in thousands

Investments

Leased	Property			Average		Occupancy	EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	Age (Years)	Beds	%(1)	Amount	CFC	Amount	CFC
Acute care	5	$452,678	$57,916	36	1,578	50.8	$344,239	5.84 x	$371,201	6.29 x
Rehab	7	99,329	9,608	22	520	62.1	31,090	3.42 x	35,403	3.90 x
Specialty	2	63,725	5,253	29	68	—	16,679	3.18 x	18,662	3.56 x
LTACH	3	35,205	8,203	19	244	51.2	6,365	0.87 x	9,304	1.27 x
	17	$650,937	$80,980	26	2,410	53.9	$398,373	4.94 x	$434,570	5.39 x

Debt			Interest
Investments		Investment	Income
Other		$15,640	$1,040
Delphis		30,652	—
		$46,292	$1,040

Total		$697,229	$82,020

Operator Concentration(2)

					NOI and
	Properties		Investment		Interest Income
Operator(1)	Count	% Pooled	Amount	%	Amount	%	Beds
Tenet Healthcare	3	—	$196,709	28	$23,223	28	756
HCA	1	—	167,169	24	21,070	26	668
Hoag Memorial Hospital Presbyterian	1	—	88,800	13	13,627	17	154
HealthSouth Corporation	5	80	55,981	8	9,226	11	405
Other	7	43	188,570	27	14,874	18	427
	17	41	$697,229	100	$82,020	100	2,410

(1)    Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.

(2)    Property count and beds are presented for leased properties and exclude debt investments.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

24

Owned Hospital Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		As of and for the Twelve Months Ended

	12/31/12	09/30/12	12/31/11	12/31/12	12/31/11	12/31/12	09/30/12(1)	12/31/11(1)

Property count	16	16	16	16	16	17	17	17
Investment	$611,192	$610,385	$608,641	$611,192	$608,641	$650,937	$650,130	$648,386
Beds	2,379	2,379	2,379	2,379	2,379	2,410	2,410	2,379
3-Month Occupancy %	53.4	54.3	48.4	53.4	48.4	53.4	54.3	48.4
12-Month Occupancy %	53.9	52.8	52.2	53.9	52.2	53.9	52.8	52.2
EBITDAR	$390,124	$373,340	$326,632	$390,124	$326,632	$398,373	$382,116	$335,932
EBITDAR CFC	5.02 x	4.83 x	4.29 x	5.02 x	4.29 x	4.94 x	4.76 x	4.25 x
EBITDARM	$425,336	$407,965	$360,305	$425,336	$360,305	$434,570	$417,700	$370,837
EBITDARM CFC	5.48 x	5.27 x	4.73 x	5.48 x	4.73 x	5.39 x	5.20 x	4.69 x
NOI:
Rental and related revenues	$20,428	$20,547	$20,246	$81,437	$79,973
Operating expenses	(741)	(900)	(916)	(3,506)	(4,328)
	$19,687	$19,647	$19,330	$77,931	$75,645
Adjusted NOI:
Straight-line rents	(90)	(99)	(184)	(534)	(904)
Below market lease intangibles, net	(193)	(193)	(192)	(771)	(771)
	$19,404	$19,355	$18,954	$76,626	$73,970

(1)    Amounts are presented as originally reported, without giving effect to discontinued operations and other reclassifications.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

25

Investment Management Platform

As of and for the year ended December 31, 2012, dollars and square feet in thousands

					Joint		HCP’s
Unconsolidated		Date	HCP’s	Joint	Venture’s	HCP’s Net	Investment	Initial
Institutional	Primary	Established/	Ownership	Venture’s	Mortgage	Equity	Management	Term
Joint Ventures	Segment	Acquired	Percentage	Investment	Debt	Investment(1)	Fee Income	(in years)

HCP Ventures III	Medical office	October-06	30%(2)	$144,426	$91,730	$7,510	$386	10
HCP Ventures IV	Medical office	April-07	20%	666,788	372,762	32,249	1,505	10
HCP Life Science	Life science	August-07	50%-63%	144,489	3,025	67,785	4	97-98
				$955,703	$467,517	$107,544	$1,895

Selected Financial Data(3)

	Three Months Ended December 31, 2012		Year Ended December 31, 2012
	Medical Office	Life Science	Medical Office	Life Science

Total revenues	$18,572	$2,797	$76,422	$10,881
Operating expenses	(7,531)	(442)	(31,833)	(1,513)
NOI	$11,041	$2,355	$44,589	$9,368
Depreciation and amortization	(7,383)	(396)	(28,896)	(1,580)
General and administrative	(763)	(73)	(3,238)	(103)
Interest expense and other	(7,197)	(66)	(27,848)	(357)
Net income (loss)	$(4,302)	$1,820	$(15,393)	$7,328
Depreciation and amortization	7,383	396	28,896	1,580
FFO	$3,081	$2,216	$13,503	$8,908
Amortization of above and below market lease intangibles, net	(178)	—	(730)	—
Amortization of deferred financing costs, net	210	8	776	32
Straight-line rents	129	104	(612)	378
Leasing costs and tenant and capital improvements	(3,223)	(9)	(9,975)	(11)
FAD	$19	$2,319	$2,962	$9,307

HCP’s pro rata share of net income (loss)	$(879)	$1,069	$(3,106)	$4,289

HCP’s pro rata share of FFO	$736	$1,285	$3,192	$5,153

HCP’s pro rata share of FAD	$41	$1,345	$903	$5,375

	Property			Adjusted	Average
HCP Ventures III	Count	Investment	NOI	NOI	Age (Years)	Capacity		Occupancy %(4)
Medical office:
On-Campus	9	$110,053	$9,092	$8,954	12	619	Sq. Ft.	95.6
Off-Campus	4	34,373	2,290	2,336	12	183	Sq. Ft.	91.2
	13	$144,426	$11,382	$11,290	12	802	Sq. Ft.	94.6

HCP Ventures IV
Medical office:
On-Campus	22	$219,976	$10,836	$10,826	23	1,100	Sq. Ft.	77.3
Off-Campus	31	365,429	19,333	18,523	21	1,487	Sq. Ft.	85.1
Hospital
LTACH/Specialty	4	81,383	3,038	2,568	8	149	Beds	N/A
	57	$666,788	$33,207	$31,917	21

HCP Life Science
San Francisco	2	$74,700	$4,733	$5,080	16	147	Sq. Ft.	100.0
San Diego	2	69,789	4,635	4,658	17	131	Sq. Ft.	90.3
	4	$144,489	$9,368	$9,738	16	278	Sq. Ft.	95.4

Total	74	$955,703	$53,957	$52,945

(1)

The carrying value of investments in unconsolidated joint ventures is based on the amount the Company paid to purchase the joint venture interest, which is different from the Company’s capital balance as reflected at the joint venture level as the records of the unconsolidated joint venture are reflected at their historical cost. These differences in basis are generally amortized over the lives of the related assets and liabilities and included in the Company’s share of equity in earnings of the respective joint venture.

(2)	The Company owns an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III.
(3)	Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office column).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

26

Reporting Definitions and Reconciliations of Non-GAAP Measures

Adjusted Fixed Charge Coverage.  Adjusted EBITDA divided by Fixed Charges. The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges. Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 6, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

The following table details the calculation of Adjusted Fixed Charge Coverage (dollars in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Adjusted EBITDA	$431,690	$386,599	$1,627,374	$1,473,258
Interest expense:
Continuing operations	$107,255	$100,701	$417,130	$416,396
Discontinued operations	—	732	1,936	2,940
HCP’s share of interest expense from the Investment Management Platform	1,622	1,569	6,350	6,312
Capitalized interest	4,843	7,007	23,360	26,402
Preferred stock dividends	—	5,282	6,574	21,130
Fixed charges	$113,720	$115,291	$455,350	$473,180

Adjusted fixed charge coverage	3.8x	3.4x	3.6x	3.1x

Annualized Revenues.  The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from direct financing leases and/or interest income annualized for 12 months. Annualized Revenues for operating properties under a RIDEA structure are calculated based on the most recent quarter’s NOI annualized for 12 months. Annualized Revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of above and below market lease intangibles, DFL interest accretion and deferred revenues). The Company uses Annualized Revenues for the purpose of determining Operator/Tenant Diversification, Lease Expirations and Debt Investment Maturities. Annualized revenues for properties classified as held for sale are excluded.

Assets Held for Sale.  Assets of discontinued operations in accordance with Accounting Standards Codification Topic 360.

Assisted Living Facility (“ALF”).  A senior housing facility that predominantly consists of assisted living units is classified by the Company as an ALF.

Cash Flow Coverage (“CFC”).  Facility EBITDAR or Facility EBITDARM for the trailing 12 months and one quarter in arrears from the date reported divided by the Same Period Rent. Cash Flow Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR or Facility EBITDARM. The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Consolidated Assets.  Total assets as reported in the Company’s consolidated financial statements.

Consolidated Debt.  The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage debt and other debt as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets.  The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.

Consolidated Secured Debt.  Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements.

Continuing Care Retirement Community (“CCRC”).  A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing) is classified by the Company as a CCRC.

Debt Investments.  Loans secured by a direct interest in real estate and mezzanine loans.

Development.  Includes ground-up construction and redevelopments.

Direct Financing Lease (“DFL”).  The Company uses the direct finance method of accounting to record income from DFLs. For leases accounted for as DFLs, future minimum lease payments are recorded as a receivable. The difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

Estimated Completion Date.  For development projects, management’s estimate of the date the core and shell structure improvements are expected to be or have been completed. For redevelopment projects, management’s estimate of the time in which major construction activity in relation to the scope of the project has been or will be substantially completed.

27

Reporting Definitions and Reconciliations of Non-GAAP Measures

EBITDA and Adjusted EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments, gains or losses from real estate dispositions, and litigation settlement charge. The Company uses EBITDA and Adjusted EBITDA to measure both its operating performance and liquidity. The Company considers Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, and gains or losses from real estate dispositions. By excluding interest expense, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company believes investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and against other companies. EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations. EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP, and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles Adjusted EBITDA from net income (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Net income	$246,260	$70,787	$846,842	$554,494
Interest expense:
Continuing operations	107,255	100,701	417,130	416,396
Discontinued operations	—	732	1,936	2,940
Income taxes:
Continuing operations	(505)	960	(1,636)	1,250
Discontinued operations	—	(30)	—	(30)
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	99,373	84,348	358,245	349,922
Discontinued operations	800	3,019	8,267	7,473
Equity income from unconsolidated joint ventures	(11,652)	(13,952)	(54,455)	(46,750)
HCP’s share of EBITDA from the Investment Management Platform	3,644	3,539	14,695	15,272
Other joint venture adjustments	15,113	14,602	59,926	42,767
EBITDA	$460,288	$264,706	$1,650,950	$1,343,734

Litigation settlement charge	—	125,000	—	125,000
Gain on sales of real estate	(28,598)	(3,107)	(31,454)	(3,107)
Impairments	—	—	7,878	15,400
Gain upon consolidation of joint venture	—	—	—	(7,769)
Adjusted EBITDA	$431,690	$386,599	$1,627,374	$1,473,258

Facility EBITDAR (“EBITDAR”).  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR in determining Cash Flow Coverage. Facility EBITDAR has limitations as an analytical tool.  Facility EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDAR does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDAR has a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes the greater of (i) contractual management fees or (ii) an imputed management fee of 5% for senior housing facilities and post-acute/skilled nursing facilities and 2% for acute care hospitals which the Company believes represents typical management fees in their respective industries. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company.

Facility EBITDARM (“EBITDARM”).  Earnings before interest, taxes, depreciation, amortization, rent and management fees for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing 12 months and one quarter in arrears from the date reported.  The Company uses Facility EBITDARM in determining Cash Flow Coverage. Facility EBITDARM has limitations as an analytical tool. Facility EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDARM does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDARM as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company.

28

Reporting Definitions and Reconciliations of Non-GAAP Measures

Financial Leverage.  Total Debt divided by Total Gross Assets. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s computation of its Financial Leverage may not be comparable to the computations of financial leverage reported by other companies. The Company’s pro rata share of total debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 6, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends. The Company uses Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. However, the usefulness of Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Funds Available for Distribution (“FAD”).  Funds Available for Distribution is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of acquired above/below market lease intangibles, net; (ii) amortization of deferred compensation expense; (iii) amortization of deferred financing costs, net; (iv) straight-line rents; (v) accretion and depreciation related to DFLs; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements, and includes similar adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures. Other real estate investment trusts (“REITs”) or real estate companies may use different methodologies for calculating FAD, and accordingly, the Company’s FAD may not be comparable to those reported by other REITs. Although the Company’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s ability to fund its ongoing dividend payments. In addition, management believes that in order to further understand and analyze the Company’s liquidity, FAD should be compared with net cash flows from operating activities as determined in accordance with GAAP and presented in its consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a REIT.  Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for REIT that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.  FFO is defined as net income (determined in accordance with GAAP), excluding gains or losses from acquisition and dispositions of depreciable real estate or related interests, impairments of, or related to, depreciable real estate, plus real estate and DFL depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate and DFL depreciation and amortization, FFO can help investors compare the operating performance of a REIT between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of REITs, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets, nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company. For a reconciliation of FFO to net income, please refer to the slide in this supplemental information package captioned “Consolidated Funds From Operations.”

FFO as adjusted represents FFO before the impact of litigation settlement charges, preferred stock redemption charges, impairments (recoveries) of non-depreciable assets and merger-related items. Merger-related items include estimated acquisition pursuit costs that consist primarily of professional fees and the impact of common stock offerings which increase the weighted average shares outstanding, when such proceeds will be used to fund a portion of the cash consideration of the Company’s pending acquisitions. Management believes FFO as adjusted is a useful alternative measurement. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income (determined in accordance with GAAP).

FAD Payout Ratio.  Dividends declared per common share divided by Diluted FAD per common share for a given period.  The Company believes the FAD Payout Ratio per Common Share provides investors relevant and useful information because it measures the portion of FAD being declared as dividends to common stockholders.  FAD Payout Ratio per Common Share is subject to the same limitations noted in the definition of FAD above.

FFO Payout Ratio.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio per Common Share provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common stockholders.  FFO Payout Ratio per Common Share is subject to the same limitations noted in the definition of FFO above.

29

Reporting Definitions and Reconciliations of Non-GAAP Measures

HCP Life Science.  Includes three unconsolidated joint ventures between the Company and an institutional capital partner for which the Company is the managing member.  HCP Life Science includes the following partnerships: (i) Torrey Pines Science Center LP (50%), (ii) Britannia Biotech Gateway LP (55%) and (iii) LASDK LP (63%).  The unconsolidated joint ventures were acquired as part of the Company’s purchase of Slough Estates USA Inc. on August 1, 2007.

HCP Ventures III.  An unconsolidated joint venture formed on October 27, 2006 between the Company and an institutional capital partner, for which the Company is the managing member and has an effective 25.5% interest.

HCP Ventures IV.  An unconsolidated joint venture formed on April 30, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 20% interest.

Healthcare System Affiliated.  Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system.

Independent Living Facility (“ILF”).  A senior housing facility that predominantly consists of independent living units.

Investment.  Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization, excluding assets held for sale and classified as discontinued operations and (ii) the carrying amount of DFLs and debt investments.

Investment Management Platform.  Includes the following unconsolidated joint ventures: (i) HCP Life Science, (ii) HCP Ventures III and (iii) HCP Ventures IV.

Life Science.  Laboratory and office space primarily for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry.

Long-Term Acute Care Hospitals (“LTACHs”).  LTACHs provide care for patients with complex medical conditions that require longer stays and more intensive care, monitoring or emergency back-up than that available in most skilled nursing-based programs.

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and SPP. The Company defines NOI as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses. NOI excludes interest income, investment management fee income, interest expense, depreciation and amortization, general and administrative expenses, litigation settlement, impairments, impairment recoveries, other income, net, income taxes, equity income from and impairments of unconsolidated joint ventures, and discontinued operations. The Company believes NOI provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. Adjusted NOI is calculated as NOI eliminating the effects of straight-line rents, DFL accretion, amortization of above and below market lease intangibles, and lease termination fees. Adjusted NOI is sometimes referred to as “cash NOI.” The Company uses NOI and adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. The Company believes that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (determined in accordance with GAAP) since it does not reflect the aforementioned excluded items. Further, NOI may not be comparable to that of other REITs, as they may use different methodologies for calculating NOI.

The following table reconciles NOI from net income (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net income	$246,260	$70,787	$846,842	$554,494
Interest income	(12,223)	(665)	(24,536)	(99,864)
Investment management fee income	(472)	(468)	(1,895)	(2,073)
Interest expense	107,255	100,701	417,130	416,396
Depreciation and amortization	99,373	84,348	358,245	349,922
General and administrative	25,120	19,679	79,454	96,121
Litigation settlement	—	125,000	—	125,000
Impairments	—	—	7,878	15,400
Other income, net	(254)	4,623	(2,776)	(12,732)
Income taxes	(505)	960	(1,636)	1,250
Equity income from unconsolidated joint ventures	(11,652)	(13,952)	(54,455)	(46,750)
Total discontinued operations, net of taxes	(31,031)	(2,920)	(33,958)	(7,156)
NOI	$421,871	$388,093	$1,590,293	$1,390,008

Straight-line rents	(13,703)	(12,237)	(47,311)	(59,173)
DFL accretion	(23,168)	(25,499)	(94,240)	(74,007)
Amortization of above and below market lease intangibles, net	(377)	(1,239)	(2,232)	(4,510)
Lease termination fees	(63)	(2,457)	(636)	(5,873)
NOI adjustments related to discontinued operations	49	477	1,486	2,061
Adjusted NOI	$384,609	$347,138	$1,447,360	$1,248,506

Occupancy.  For life science facilities and medical office buildings, occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing facilities, post-acute/skilled nursing facilities and hospitals, occupancy represents the facilities’ average operating occupancy for the trailing three-month and 12-month periods and one quarter in arrears from the date reported. The percentages are calculated based on units, licensed beds and available beds for senior housing facilities, post-acute/skilled nursing facilities and hospitals, respectively. The percentages shown exclude newly completed facilities under lease-up, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. For the SPP, occupancy for senior housing facilities, post-acute/skilled nursing facilities and hospitals are presented based on the average operating occupancy for the trailing three-month and 12-month periods and one quarter in arrears from the date reported.

30

Reporting Definitions and Reconciliations of Non-GAAP Measures

Owned Portfolio.  Represents owned properties subject to operating leases and DFLs, properties operated under a RIDEA structure and debt investments, and excludes properties under development, including redevelopment, land held for development and real estate owned by the Company’s unconsolidated joint ventures.

Pooled Leases.  Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease or multiple master leases, a pooling agreement or multiple pooling agreements, or cross-guaranties. For example, Sunrise Senior Living percentage pooled consists of 47 assets under 6 separate pools.

Quality Mix.  Represents non-Medicaid revenues as a percent of total revenues for the trailing 12 months and is one quarter in arrears from the period presented.

Redevelopment Projects.  Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties.

Rehabilitation Hospitals (“Rehab”).  Rehabilitation hospitals provide inpatient and outpatient care for patients who have sustained traumatic injuries or illnesses, such as spinal cord injuries, strokes, head injuries, orthopedic problems, work-related disabilities and neurological diseases.

Rental and RIDEA Revenues.  Represents rental and related revenues, tenant recoveries, resident fees and services, and income from direct financing leases.

Retention Rate.  Represents the ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of their lease.

RIDEA.  The Housing and Economic Recovery Act of 2008 (commonly referred to as “RIDEA”).

Same Period Rent.  The base rent plus additional rent due to the Company over the trailing 12 months and one quarter in arrears from the date reported.  The Company uses Same Period Rent for purposes of determining property-level Cash Flow Coverage.

Same Property Portfolio (“SPP”).  SPP statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates the changes in the composition of the Company’s portfolio of properties. The Company identifies its SPP as stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in the Company’s SPP. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

Secured Debt Ratio.  Total Secured Debt divided by Total Gross Assets. The Company believes that its Secured Debt Ratio is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s computation of its Secured Debt Ratio may not be comparable to the computations of Secured Debt Ratio reported by other companies. The Company’s pro rata share of total secured debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 6, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

Senior Housing.  ALFs, ILFs and CCRCs.

Specialty Hospitals.  Specialty hospitals are licensed as acute care hospitals but focus on providing care in specific areas such as cardiac, orthopedic and women’s conditions, or specific procedures such as surgery, and are less likely to provide emergency services.

Square Feet.  The square footage for properties, excluding square footage for development or redevelopment properties prior to completion.

Stabilized.  Newly acquired operating assets are generally considered stabilized at the earlier of lease up (typically when the tenant(s) controls the physical use of 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service.

Total Debt.  Consolidated Debt at book value plus the Company’s pro rata share of total debt from the Investment Management Platform.

Total Gross Assets.  Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform, after adding back accumulated depreciation and amortization.

The following table details the calculation of Total Gross Assets (in thousands):

	December 31, 2012	December 31, 2011
Consolidated total assets	$19,915,555	$17,408,475
Investments in and advances to unconsolidated joint ventures	(212,213)	(224,052)
Accumulated depreciation and amortization	1,980,839	1,648,726
Accumulated depreciation and amortization from assets held for sale	—	25,480
Consolidated gross assets	$21,684,181	$18,858,629
HCP’s share of unconsolidated total assets(1)	270,744	269,606
HCP’s share of unconsolidated accumulated depreciation and amortization(1)	46,212	40,104
Total gross assets	$22,001,137	$19,168,339

(1)    Reflects the Company’s pro rata share of amounts from the Investment Management Platform and its equity interest in HCR ManorCare OpCo.

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Reporting Definitions and Reconciliations of Non-GAAP Measures

Total Market Capitalization.  Total Debt plus Total Market Equity.

Total Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

Total Secured Debt.  Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform.

Units/Square Feet/Beds.  Senior housing facilities are measured in units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled nursing facilities and hospitals are measured in licensed bed count.

Yield.  Yield is calculated as Net Operating Income, as adjusted, divided by Investment.  For acquisitions, initial yields are calculated as projected Net Operating Income, 12 months forward, as adjusted, as of the closing date divided by total acquisition cost basis.  The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs.

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